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                                                                               EXHIBIT 11

                               WEINGARTEN REALTY INVESTORS
                        COMPUTATION OF EARNINGS PER COMMON SHARE
                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                    Three Months Ended  Nine Months Ended
                                                         September 30,    September 30,

                                                        1996     1995     1996     1995
                                                       -------  -------  -------  -------

SIMPLE EARNINGS PER SHARE:
     Weighted Average Common Shares Outstanding         26,554   26,530   26,548   26,441
                                                       =======  =======  =======  =======
         Simple Earnings Per Share                     $  0.61  $  0.42  $  1.57  $  1.27
                                                       =======  =======  =======  =======

PRIMARY EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding         26,554   26,530   26,548   26,441
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding       68       35       39       33
                                                       -------  -------  -------  -------
     Weighted Average Common Shares Outstanding, as
     Adjusted                                           26,622   26,565   26,587   26,474
                                                       =======  =======  =======  =======
         Primary Earnings Per Share                    $  0.61  $  0.42  $  1.57  $  1.27
                                                       =======  =======  =======  =======

FULLY DILUTED EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding         26,554   26,530   26,548   26,441
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding       68       35       61       33
                                                       -------  -------  -------  -------
     Weighted Average Common Shares Outstanding, as
     Adjusted                                           26,622   26,565   26,609   26,474
                                                       =======  =======  =======  =======
         Fully Diluted Earnings Per Share              $  0.61  $  0.42  $  1.57  $  1.27
                                                       =======  =======  =======  =======

EARNINGS FOR SIMPLE, PRIMARY AND FULLY
     DILUTED COMPUTATION:
     Earnings                                          $16,325  $11,259  $41,860  $33,554
                                                       =======  =======  =======  =======
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Note  A:       This calculation is submitted in accordance with Regulation S-K item  601(b)(11)  although  not  required by footnote 2 to paragraph 14 of APB
Opinion  No.  15  because  it  results  in  dilution  of  less  than  3%.